Exhibit 10.7
MEDAIRE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT dated this            day of            ,            (being the date this option is granted) by and between MedAire, Inc. (hereinafter called the “Company”), and            hereinafter called the “Optionee”), an employee of the Company.
W I T N E S S E T H:
     That the Board of Directors of the Company has adopted the MedAire, Inc. Amended and Restated 1998 Key Employee Stock Option Plan (the “Plan”) as an incentive to retain key employees, officers, directors and consultants of the Company and to enhance the ability of the Company to attract new employees, officers, directors and consultants whose services are considered valuable by providing the opportunity to have a proprietary interest in the success of the Company.
A G R E E M E N T:
     That the Parties hereto have agreed and do hereby agree as follows:
     Section 1. The Company hereby grants to the Optionee the option of purchasing the number of the Company’s voting Common Shares (hereinafter called “Shares”) at the price and subject to the terms and conditions as hereinafter set forth.
     Section 2. The aggregate number of Shares purchasable is           .
     Section 3. The option price is USD$            per share.
     Section 4. This option is not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by his or her guardian or legal representative.
a.	The shares subject to this option grant shall be vested and exercisable commencing one year from the date of this Agreement. Notwithstanding any other provision hereof, this option shall not be exercisable after the expiration of ten years from the date this option is granted, or upon such earlier expiration date as may be provided by Sections 8. The option may be exercised by the Optionee as to all or any part of the grant by delivery to the Company of written notice of exercise and payment of the purchase price as provided in Section 9 herein. The number of shares for which this option is exercisable at any time shall be reduced to the extent of any prior exercise of this option.
     Section 5. In the event that at any time prior to the expiration of this option each of the outstanding Shares (except Shared held by dissenting shareholders) shall be changed to or exchanged for a different number or kind shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for all purposes of this option (i) there shall be substituted for each Share purchasable hereunder the number and kind of shares of stock or other securities into which each such Share shall be so changed, or for which each such Share shall be so exchanged, (ii) the option price shall be appropriately adjusted (if necessary) by the Company’s Board of Directors to reflect such transaction, and (iii) the shares or securities so substituted for each such Share shall be subject to purchase at the option price, as adjusted.
     In the event that the Company shall issue a stock dividend in Common Shares with respect to the Shares, the number of Shares then purchasable hereunder shall be adjusted by adding to each such Share the number of Shares that would have been distributed as a stock dividend thereon had such Share been outstanding on the record date for payment of the stock dividend, and each such Share together with said additional Common Shares shall be purchasable at the option price, adjusted if necessary to reflect such dividend.
     In the event that there shall be any other change in the number or kind of outstanding Shares or other securities of the Company, or of any shares of stock or other securities into which Shares shall have been changed or for which they shall have been exchanged, then the Board of Directors may make such adjustment in the number or kind of shares of stock or other securities subject to purchase, and the option price, as above provided, as the Board, in its sole discretion, may determine is equitably required by such change, and such adjustments so made shall be effective and binding for all purposes of this option.
     It is the Company’s intent that the effect of this section will be to preserve Optionee’s proportionate interest in the Company in the event any of the transactions described herein shall occur and this section shall be interpreted consistently with that intent. Anything to the contrary herein notwithstanding, the Optionee shall not be entitled to purchase a fraction of a Share under this option.
     Notwithstanding any other provision of this option or of the Plan, for so long as the Company is admitted to the Official List of Australian Stock Exchange Limited) hereinafter called the “ASX”), if there is any reorganization of the Company’s issued share capital the rights of the Optionee will be changed to the extent necessary to comply with the applicable Listing Rules of the ASX (and any other rules of the ASX which are applicable to the Company) in force at the time of the reorganization.
     Section 6. (a) In the event of a Change in Control, the option shall become immediately exercisable in full upon such Change in Control. For purposes of this option, a Change in Control shall be deemed to have occurred if:
     (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;
     (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale.

     (iii) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
     (iv) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this paragraph (iv), each Director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.
     (v) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which the Company shall not be the surviving corporation, and such transaction shall not constitute a Change in Control, the Company shall give written notice thereof to the Optionee at least thirty days prior thereto. To the extent that this option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, it shall terminate on said date, unless it is assumed by another corporation.
     Section 7. Subject to the terms and conditions hereof, this option may be exercised by delivering to the Company at the office of its Treasurer a written notice, signed by the person entitled to exercise the option, of the election to exercise the option and stating the number of Shares to be purchased. Such notice shall, as an essential part thereof, be accompanied by the payment of the full purchase price of the Shares then to be purchased. Upon payment within the time period specified by the Company of the amount, if any, in cash, required to be withheld for Federal, state and local tax purposes on account of the exercise of the option (provided that the Optionee may at the time of exercise authorize the Company to withhold from his next salary payment of all or part of the amount, if any, required to be withheld by the Company on account of such exercise) the option shall be deemed exercised as of the date the Company received such notice. Payment of the full purchase price must be made in cash, common stock of the Company, or any combination of the foregoing, at the option of Optionee. Upon the proper exercise of the option, the Company shall issue in the name of the person exercising the option, and deliver to him, a certificate or certificates for the Shares purchased. The Optionee agrees that as holder of the option he shall have no rights as shareholder or otherwise in respect of any of the Shares as to which the option shall not have effectively been exercised as herein provided.
     Section 8. This option shall not be exercisable if such exercise would violate:
     (a) Any applicable state securities law;
     (b) any applicable registration or other requirements under the Securities Act of 1933, as amended, or applicable requirements of NASDAQ;
     (c) any applicable requirement of the Australian Corporations Act 2001 or of the Listing Rules of the ASX; or
     (d) any applicable legal requirement of any other governmental authority.

     Furthermore, if a Registration Statement with respect to the Shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act of 1933, as amended (the “Act”), the Company may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is his intention to acquire such Shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent applicable Rules and Regulations thereunder. The Company may place on the certificates evidencing such Shares an appropriate legend reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the Rules and Regulations thereunder would be involved in such transfer.
     Section 9. The Board of Directors shall have authority, subject to the express provisions of the Company’s Amended And Restated 1998 Key Employee Stock Option Plan (the “Plan”) and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Non-Qualified Stock Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Board under the provisions of this paragraph shall be conclusive for all purposes.
     Section 10. Notwithstanding any provisions hereof, this option shall be subject to all of the provisions of the Plan as from time to time in force consistently with the provisions thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement in duplicate as of the day and year first above written.

MedAire, Inc.

By:

Title:

By:

, Optionee

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